Exhibit 99.1

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

Chicago, May 6, 2020 – LSC Communications, Inc. (OTC: LKSDQ) today reported financial results for the first quarter of 2020.

Financial Highlights:

•	Net sales of $701 million compared to $845 million in the first quarter of 2019

•	Organic net sales decrease of 11.2% from the first quarter of 2019

•	GAAP net loss of $52 million, or $1.56 per diluted share, compared to net loss of $125 million, or $3.77 per diluted share, in the first quarter of 2019

•	Non-GAAP net loss of $25 million, or $0.75 per diluted share, compared to non-GAAP net loss of $5 million, or $0.14 per diluted share, in the first quarter of 2019

•	Non-GAAP adjusted EBITDA of $21 million, or 3.0% of net sales, compared to $43 million, or 5.1% of net sales, in the first quarter of 2019

•	Cash balance of $56 million as of March 31, 2020 and $100 million in debtor-in-possession (“DIP”) facility, providing sufficient liquidity to continue to fund ongoing operations

•	Increased Non-GAAP EBITDA Margin in the Office Products segment by 150 bps due to increased productivity, plant consolidations and cost savings initiatives

“Over the last year, we have taken a number of important steps to enhance LSC’s operational and financial position in response to significant changes in our industry,” said Thomas J. Quinlan III, LSC Communications’ Chairman, President and Chief Executive Officer. “Our results for the first quarter reflect the ongoing impact of the shift to digital in the industry, as well as our aggressive initiatives to streamline our manufacturing footprint and drive productivity. In order to best position LSC for the future, we voluntarily entered a court-supervised restructuring process and have secured $100 million in new financing. At the same time, we, as well as our clients and vendors, have been impacted by the unprecedented COVID-19 pandemic, and our team is taking the necessary steps to fortify our business while continuing to meet our clients’ needs, supported by our improved liquidity. As always, our top priority is the health and safety of employees. I want to express my appreciation for our employees’ continued commitment to health and safety while at the same time continuing to serve our clients’ needs.”

Net Sales

First quarter net sales were $701 million, down $144 million, or 17.0%, from the first quarter of 2019. After adjusting for dispositions, changes in foreign exchange rates and pass-through paper sales, organic net sales decreased 11.2% from the first quarter of 2019. The decrease in organic net sales was largely due to lower educational book volumes and the ongoing impact of digital substitution on magazine and catalog volume.

GAAP Net Income/Loss

The first quarter 2020 net loss was $52 million, or $1.56 per diluted share, compared to net loss of $125 million, or $3.77 per diluted share, in the first quarter of 2019. The first quarter 2020 net loss included after-tax charges of $27 million while the first quarter 2019 net loss included after-tax charges of $120 million. These items are excluded from the presentation of non-GAAP net income. Additional details regarding the amount and nature of these adjustments and other items are included in the attached schedules.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

Non-GAAP Adjusted EBITDA and Non-GAAP Net Loss

Non-GAAP adjusted EBITDA in the first quarter of 2020 was $21 million, or 3.0% of net sales, compared to $43 million, or 5.1% of net sales, in the first quarter of 2019. The decrease in non-GAAP adjusted EBITDA was driven by volume declines in the Magazines, Catalogs and Logistics and Book segments, the impact of lower by-products prices, and wage increases. These decreases were partially offset by the impact of ongoing company-wide productivity initiatives.

Non-GAAP net loss totaled $25 million, or $0.75 per diluted share, in the first quarter of 2020 compared to non-GAAP net loss of $5 million, or $0.14 per diluted share in the first quarter of 2019. Reconciliations of net loss to non-GAAP adjusted EBITDA and non-GAAP net income are presented in the attached schedules.

Segment Results

The Company reports its results using the following segments (1) Magazines, Catalogs and Logistics, (2) Book, (3) Office Products, (4) Mexico, and (5) other, which includes Directory and Print Management.

Magazines, Catalogs and Logistics

First quarter net sales in Magazines, Catalogs and Logistics were $327 million, a decrease of 18.9%, from the first quarter of 2019. After adjusting for dispositions and pass-through paper sales, organic net sales decreased 10.2% from the first quarter of 2019. This organic decline is primarily due to ongoing volume declines driven by digital substitution for printed materials.

Magazines, Catalogs and Logistics GAAP loss from operations was $35 million, compared to loss from operations of $31 million in the first quarter of 2019. Segment non-GAAP adjusted EBITDA in the first quarter was a loss $13 million, compared to a loss of $5 million in the first quarter of 2019. The decline in Non-GAAP EBITDA was primarily due to volume declines and lower by-products prices, partially offset by productivity gains achieved through plant consolidations and the company’s cost savings program.

Book

First quarter net sales in Book were $204 million, a decrease of 21.4%, from the first quarter of 2019. After adjusting for pass-through paper sales, organic net sales decreased 18.0% from the first quarter of 2019. The organic net sales decrease was primarily driven by lower educational book volumes due to relatively high client and distribution channel inventory levels. In addition, religious book volumes declined temporarily as the Company transitioned its primary bible production capabilities to a different facility. This transition was completed early in the second quarter. These declines were partially offset by increases in trade volume.

Book GAAP loss from operations was $9 million, compared to income from operations of $13 million in the first quarter of 2019. Segment non-GAAP adjusted EBITDA in the quarter was $6 million and non-GAAP adjusted EBITDA margin was 2.9%, compared to $26 million in the first quarter of 2019 with a margin of 10.0%. The decrease in non-GAAP adjusted EBITDA was primarily due to the volume declines and lower by-products prices, partially offset by productivity & cost reduction initiatives.

Office Products

First quarter net sales in Office Products were $112 million, a decrease of 5.6% compared to the first quarter of 2019. Sales declined on an organic basis from the first quarter of 2019 by 5.5%. The organic sales decline was primarily related to lower volume in envelopes, note-taking, and binder products, partially offset by higher volume in filing products.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

Office Products income from operations was $7 million compared to $8 million in the first quarter of 2019. Non-GAAP adjusted EBITDA in the Office Products segment was $12 million for the quarter, an increase of $1 million compared to last year’s first quarter. Non-GAAP adjusted EBITDA margin increased 150 bps to 10.7% due the impact of plant consolidations, productivity and cost reduction initiatives.

Business Reorganization

As previously announced on April 13, 2020, the Company, along with most of its U.S. subsidiaries, has voluntarily filed for business reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York.

LSC has sufficient liquidity to continue operating its business safely and efficiently and remains committed to serving its clients with the same high standards of quality and reliability they expect. LSC intends to pay vendors in full under customary terms for all goods and services received on or after the filing date.

LSC’s subsidiaries in Mexico and Canada are not included in the court proceedings and will continue to operate in the normal course.

Additional information regarding LSC’s restructuring is available at www.lsccomrestructuring.com.

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (OTC: LKSD) is a global leader in print and digital media solutions. Our traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, our supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

For more information about LSC Communications, visit www.lsccom.com.

Investor Contact

Michael King, SVP Investor Relations & Finance

E-mail: investor.relations@lsccom.com

Tel: 773.272.9275

Media Contact

Meaghan Repko / Michael Freitag

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin and non-GAAP net income/loss can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the actions and decisions of our creditors and other third parties with interests in the Chapter 11 Cases; our ability to address the going concern considerations described in the footnotes to our audited consolidated financial statements and maintain liquidity to fund our operations during the Chapter 11 cases; our ability to obtain Bankruptcy Court approvals in connection with the Chapter 11 cases; our ability to consummate any transactions once approved by the Bankruptcy Court and the time to consummation of such transactions; adjustments in the calculation of financial results for the quarter or year end, or the application of accounting principles; discovery of new information that alters expectations about financial results or impacts valuation methodologies underlying financial results; accounting changes required by United States generally accepted accounting principles; the competitive market for our products and industry fragmentation affecting our prices; the ability to improve operating efficiency to meet changing market conditions; the impact of the coronavirus pandemic on our business and operations, including demand for our products and services, and our ability to effectively manage the impacts of the coronavirus on our business operations; the effects of global market and economic conditions on our customers and suppliers; and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

LSC Communications, Inc.

Condensed Consolidated Balance Sheets

As of March 31, 2020 and December 31, 2019

(in millions, except share and per share data)

(UNAUDITED)

	March 31, 2020	December 31, 2019 (A)
Assets

Cash and cash equivalents	$56	$105
Receivables
Amortized cost	471	484
Less: Allowance for credit losses	(13)	(12)

Receivables, net	458	472
Inventories	156	170
Income tax receivable	5	5
Prepaid expenses and other current assets	52	36

Total Current Assets	727	788

Property, plant and equipment-net	424	440
Goodwill	52	52
Other intangible assets-net	116	120
Right-of-use assets for operating leases	155	163
Deferred income taxes	7	9
Other noncurrent assets	74	77

Total Assets	$1,555	$1,649

Liabilities

Accounts payable	$151	$175
Accrued liabilities	224	211
Short-term debt and current portion of long-term debt	911	465
Short-term operating lease liabilities	40	42

Total Current Liabilities	1,326	893

Long-term debt	—	445
Pension liabilities	141	156
Restructuring and multi-employer pension liabilities	41	42
Long-term operating lease liabilities	123	129
Other noncurrent liabilities	55	56

Total Liabilities	1,686	1,721

Commitments and Contingencies

Equity

Common stock, $0.01 par value Authorized: 65,000,000 Issued: 35,719,936 shares in 2020 (2019: 35,559,052)	$—	$—
Additional paid-in capital	836	835
Accumulated deficit	(417)	(365)
Accumulated other comprehensive loss	(525)	(517)
Additional paid-in capital	(25)	(25)

Total Equity	(131)	(72)

Total Liabilities and Equity	$1,555	$1,649

(A):

As Adjusted - The following balances as of December 31, 2019 were restated due to a change in accounting principle adopted in Q1 2020 related to pension that required retrospective application: accumulated deficit and accumulated other comprehensive loss.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

LSC Communications, Inc.

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2020 and 2019

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended March 31,
	2020	2019 (A)
Net sales	$701	$845

Cost of sales	616	735
Selling, general and administrative expenses (exclusive of depreciation and amortization)	75	85
Restructuring, impairment and other charges-net	26	13
Depreciation and amortization	27	31

(Loss) from operations	(43)	(19)

Interest expense-net	18	19
Settlement of retirement benefit obligations	—	132
Investment and other (income)-net	(10)	(8)

(Loss) before income taxes	(51)	(162)

Income tax expense (benefit)	1	(37)

Net (loss)	$(52)	$(125)

Net (loss) per common share:
Basic net (loss) per share	$(1.56)	$(3.77)
Diluted net (loss) per share	$(1.56)	$(3.77)

Weighted-average number of common shares outstanding:
Basic	33.6	33.3
Diluted	33.6	33.3

Additional information:
Gross margin (1)	12.1%	13.0%
SG&A as a % of net sales (1)	10.7%	10.1%
Operating margin	nm	nm
Effective tax rate	(2.7%)	22.7%

(1)	Exclusive of depreciation and amortization
nm =	not meaningful
(A):

As Adjusted - The statement of operations for the three months ended March 31, 2019 was restated due to a change in accounting principle adopted in Q1 2020 related to pension that required retrospective application.

COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended March 31, 2020 and 2019

(in millions)

(UNAUDITED)

	For the Twelve Months Ended
		For the Three Months Ended
	March 31, 2020	March 31, 2020	December 31, 2019 (A)	September 30, 2019 (A)	June 30, 2019 (A)
GAAP net (loss) income	$(224)	$(52)	$(170)	$23	$(25)

Adjustments:
Restructuring, impairment and other charges - net (1)	161	26	101	10	24
Share-based compensation (2)	5	1	1	2	1
Gain on the sale of fixed assets (3)	(26)	—	(26)	—	—
Termination fee from Quad (4)	(45)	—	—	(45)	—
Settlement of retirement benefit obligations (5)	2	—	—	1	1
Expenses related to acquisitions, the Merger Agreement and dispositions (6)	16	—	1	10	5
Depreciation and amortization	116	27	29	29	31
Interest expense - net	75	18	18	20	19
Income tax expense (benefit) (7)	44	1	46	—	(3)

Total Non-GAAP adjustments	348	73	170	27	78
Non-GAAP adjusted EBITDA	$124	$21	$—	$50	$53

Net sales	$3,182	$701	$778	$834	$869
Non-GAAP adjusted EBITDA margin %	3.9%	3.0%	—%	6.0%	6.1%

	For the Twelve Months Ended
		For the Three Months Ended
	March 31, 2019 (A)	March 31, 2019 (A)	December 31, 2018 (A)	September 30, 2018 (A)	June 30, 2018 (A)
GAAP net (loss) income	$(139)	$(125)	$(17)	$(5)	$8

Adjustments:
Restructuring, impairment and other charges - net (1)	42	13	17	1	11
Share-based compensation expense (2)	12	3	2	2	5
Settlement of retirement benefit obligations (4)	132	132	—	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions (5)	16	7	6	2	1
Purchase accounting adjustments (8)	—	—	(1)	1	—
Depreciation and amortization	131	31	32	34	34
Interest expense - net	79	19	21	21	18
Income tax (benefit) expense (7)	—	(37)	(3)	35	5

Total Non-GAAP adjustments	412	168	74	96	74
Non-GAAP adjusted EBITDA	$273	$43	$57	$91	$82

Net sales	$3,742	$845	$939	$1,015	$943
Non-GAAP adjusted EBITDA margin %	7.3%	5.1%	6.1%	9.0%	8.7%

(1)

Restructuring, impairment and other charges-net: Restructuring charges for employee termination costs, lease terminations, other costs, multiemployer pension plan withdrawal obligations, impairment charges for goodwill, intangible assets and other long-lived assets. Refer to the Reconciliation of GAAP to Non-GAAP Measures schedules for more information.

(2)	Share-based compensation expense: Expenses related to employee share-based compensation plans
(3)

Gain on the sale of fixed assets: During the fourth quarter of 2019, the Company sold land and building associated with a plant closure. The $26 million gain was recorded in cost of sales in the consolidated statement of operations.

(4)

Termination fee from Quad: On July 22, 2019, Quad/Graphics, Inc. (“Quad”), and the Company entered into a letter agreement (the “Letter Agreement”), pursuant to which the parties agreed to terminate the merger agreement (the “Merger Agreement”). The Company received a $45 million termination fee pursuant to the Letter Agreement. The Company incurred transaction costs of approximately $26 million associated with the Merger Agreement, of which $19 million was incurred in 2019.

(5)

Settlement of retirement benefit obligations: During the three months ended March 31, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a non-cash settlement charge of $132 million in settlement of retirement benefit obligations in the statements of operations during the three months ended March 31, 2019. There were additional immaterial lump-sum settlements (unrelated to the transaction noted above) that resulted in a non-cash settlement charges of $2 million during the year ended December 31, 2019.

(6)

Expenses related to acquisitions, the Merger Agreement and dispositions: Legal, accounting and other expenses associated with completed and contemplated acquisitions and dispositions; and costs associated with the Merger Agreement.

(7)

Income tax (benefit) expense: The three months ended December 31, 2019 included income tax expense of $67 million related to a valuation allowance recorded on the Company’s deferred tax assets. The three months ended March 31, 2019 included a $34 million benefit associated with the Company’s settlement of retirement benefit obligations. The three months ended September 30, 2018 included a $25 million non-cash provision primarily for the write-off of a deferred tax asset associated with the Company’s disposition of its European printing business on September 28, 2018.

(8)	Purchase accounting adjustments: Purchase accounting inventory step-up adjustments and any gains associated with acquisitions.
(A)

As Adjusted - The calculations of Non-GAAP Adjusted EBITDA, margin, net (loss), and net (loss) per diluted shares were restated for all periods prior to the three months ended March 31, 2020 due to the following changes in 2020: A change in accounting principle related to pension that required retrospective application and the inclusion of share-based compensation as a Non-GAAP adjustment.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2020 and 2019

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended March 31, 2020		For the Three Months Ended March 31, 2019
	Net income (loss)	Net income (loss) per diluted share	Net (loss) income (A)	Net (loss) income per diluted share (A)
GAAP basis measures	$(52)	$(1.56)	$(125)	$(3.77)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	25	0.76	13	0.40
Share-based compensation expense (2)	1	0.03	3	0.08
Settlement of retirement benefit obligations (3)	—	—	98	2.97
Expenses related to acquisitions, the Merger Agreement and dispositions (4)	—	—	6	0.18
Income tax adjustments (5)	1	0.02	—	—

Total Non-GAAP adjustments	27	0.81	120	3.63

Non-GAAP measures	$(25)	$(0.75)	$(5)	$(0.14)

(1)

Restructuring, impairment and other charges - net: Operating results for the three months ended March 31, 2020 and 2019 were affected by the pre-tax restructuring charges below of $26 million ($25 million after-tax) and $13 million ($13 million after-tax), respectively.

	For the Three Months Ended March 31,
	2020	2019
Other restructuring charges (a)	$22	$6
Employee termination costs (b)	3	5
Impairment charges - machinery and equipment (c)	1	2

Total restructuring, impairment and other charges - net	$26	$13

(a)

For the three months ended March 31, 2020, other restructuring charges included facility costs and costs to move equipment, expenses associated with new revenue opportunities, and implemented cost savings initiatives. For the three months ended March 31, 2019, other restructuring charges were primarily due to charges related to facility costs, as well as costs associated with new revenue opportunities and cost savings initiatives implemented during the quarter

(b)

For the three months ended March 31, 2020, employee-related termination costs primarily related to one facility closure in the Office Products segment. For the three months ended March 31, 2019, employee-related termination costs primarily resulted from the closure of one facility in the Magazines, Catalogs and Logistics segment.

(c)

For the three months ended March 31, 2020, the Company recorded $1 million of net impairment charges related to machinery equipment in the Magazines, Catalogs and Logistics segment. For the three months ended March 31, 2019, the Company recorded $2 million of net impairment charges related to machinery and equipment associated with facility closings in the Magazines, Catalogs and Logistics segment.

(2)

Share-based compensation expense: The three months ended March 31, 2020 included pre-tax charges of $1 million ($1 million after-tax) related to the Company’s employee share-based compensation plans. The three months ended March 31, 2019 included pre-tax charges of $3 million ($3 million after-tax) also related to the Company’s employee share-based compensation plans, including the unfavorable impact associated with share-based compensation awards that lapsed during the period.

(3)

Settlement of retirement benefit obligations: During the three months ended March 31, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a pre-tax non-cash settlement charge of $132 million ($98 million after-tax) in settlement of retirement benefit obligations in the condensed consolidated statements of operations.

(4)

Expenses related to acquisitions, the Merger Agreement and dispositions: The three months ended March 31, 2019 included pre-tax charges of $7 million ($6 million after-tax) primarily related to the Merger Agreement.

(5)

Income tax adjustments: The three months ended March 31, 2020 included an income tax provision of $1 million, primarily related to an adjustment to the valuation allowance on its U.S. deferred tax assets.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments. There was no tax benefit allocated to non-GAAP adjustments related to U.S. balances (majority of restructuring, impairment and other charges and all of share-based compensation) for the three months ended March 31, 2020 due to the Company’s valuation allowance in the U.S.

(A)	As Adjusted - Refer to Note (A) in Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

LSC Communications, Inc.

Total Company GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Periods Ended March 31, 2020 and 2019

(in millions)

(UNAUDITED)

Total LSC Communications

	Q1 2020 TTM	Q1 2020	Q4 2019 (A)	Q3 2019 (A)	Q2 2019 (A)	Q1 2019 (A)
Net sales	$3,182	$701	$778	$834	$869	$845
GAAP net (loss) income	(224)	(52)	(170)	23	(25)	(125)
Restructuring, impairment and other charges - net	161	26	101	10	24	13
Share-based compensation expense	5	1	1	2	1	3
Gain related to the sale of fixed assets	(26)	—	(26)	—	—	—
Termination fee from Quad	(45)	—	—	(45)	—	—
Settlement of retirement benefit obligations	2	—	—	1	1	132
Expenses related to acquisitions, the Merger Agreement and dispositions	16	—	1	10	5	7
Depreciation and amortization	116	27	29	29	31	31
Interest expense - net	75	18	18	20	19	19
Income tax expense (benefit)	44	1	46	—	(3)	(37)

Non-GAAP Adjusted EBITDA	$124	$21	$0	$50	$53	$43

Non-GAAP Adjusted EBITDA margin	3.9%	3.0%	—%	6.0%	6.1%	5.1%
Net cash (used in) provided by operating activities	(19)	(39)	(93)	86	27	(24)
Capital expenditures	(54)	(11)	(11)	(11)	(21)	(28)

Free cash flow	($73)	($50)	($104)	$75	$6	($52)

(A)	As Adjusted - Refer to Note (A) in Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Periods Ended March 31, 2020 and 2019

(in millions)

(UNAUDITED)

Magazines, Catalogs and Logistics

	Q1 2020 TTM	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Net sales	$1,483	$327	$384	$392	$380	$403
(Loss) from operations	(118)	(35)	(35)	(6)	(42)	(31)
Depreciation and amortization	50	11	13	13	13	15
Gain on the sale of fixed assets	(26)	—	(26)	—	—	—
Restructuring, impairment and other charges - net	67	11	32	4	20	11

Non-GAAP Adjusted EBITDA	($27)	($13)	($16)	$11	($9)	($5)

Non-GAAP Adjusted EBITDA margin	(1.8%)	(4.0%)	(4.2%)	2.8%	(2.4%)	(1.2%)
Capital expenditures	$32	$7	$7	$6	$12	$10

Book

	Q1 2020 TTM	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Net sales	$955	$204	$206	$256	$289	$260
(Loss) income from operations	(58)	(9)	(72)	5	18	13
Depreciation and amortization	49	12	12	12	13	12
Restructuring, impairment and other charges - net	68	3	62	2	1	1

Non-GAAP Adjusted EBITDA	$59	$6	$2	$19	$32	$26

Non-GAAP Adjusted EBITDA margin	6.2%	2.9%	1.0%	7.4%	11.1%	10.0%
Capital expenditures	$17	$4	$2	$4	$7	$17

Office Products

	Q1 2020 TTM	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Net sales	$510	$112	$131	$128	$139	$119
Income from operations	41	7	13	8	13	8
Depreciation and amortization	12	3	3	3	3	3
Restructuring, impairment and other charges - net	6	2	1	2	1	—

Non-GAAP Adjusted EBITDA	$59	$12	$17	$13	$17	$11

Non-GAAP Adjusted EBITDA margin	11.6%	10.7%	13.0%	10.2%	12.2%	9.2%
Capital expenditures	$2	$—	$1	$—	$1	$—

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Periods Ended March 31, 2020 and 2019

(in millions)

(UNAUDITED)

Mexico

	Q1 2020 TTM	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Net sales	$90	$23	$18	$24	$25	$24
Income from operations	14	3	3	4	4	3
Depreciation and amortization	4	1	1	1	1	1

Non-GAAP Adjusted EBITDA	$18	$4	$4	$5	$5	$4

Non-GAAP Adjusted EBITDA margin	20.0%	17.4%	22.2%	20.8%	20.0%	16.7%
Capital expenditures	$—	$—	$—	$—	$—	$1

Other

	Q1 2020 TTM	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Net sales	$145	$35	$40	$34	$36	$39
Income from operations	9	3	1	1	4	1
Depreciation and amortization	1	—	1	—	—	—

Non-GAAP Adjusted EBITDA	$10	$3	$2	$1	$4	$1

Non-GAAP Adjusted EBITDA margin	6.9%	8.6%	5.0%	2.9%	11.1%	2.6%
Capital expenditures	$—	$—	$—	$—	$—	$—

Corporate

	Q1 2020 TTM	Q1 2020	Q4 2019 (A)	Q3 2019 (A)	Q2 2019 (A)	Q1 2019 (A)
Net sales	($1)	$—	($1)	$—	$—	$—
Operating expenses	(69)	(12)	(23)	(21)	(13)	(13)
Investment and other (income)-net	(33)	(10)	(7)	(8)	(8)	(8)
Share-based compensation expense	5	1	1	2	1	3
Depreciation and amortization	—	—	(1)	—	1	—
Restructuring, impairment and other charges - net	20	10	6	2	2	1
Expenses related to acquisitions, the Merger Agreement and dispositions	16	—	1	10	5	7

Non-GAAP Adjusted EBITDA	$5	$9	($9)	$1	$4	$6

Capital expenditures	$3	$—	$1	$1	$1	$—

(A)	As Adjusted - Refer to Note (A) in Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

LSC Communications, Inc.

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2020 and 2019

(in millions)

(UNAUDITED)

	2020	2019 (A)
Net (loss)	$(52)	$(125)
Adjustment to reconcile net (loss) to net cash used in operating activities:
Impairment charges	1	2
Depreciation and amortization	27	31
Provision for doubtful accounts receivable	1	3
Share-based compensation	1	3
Deferred income taxes	—	(34)
Settlement of retirement benefit obligations	—	132
Other	2	1
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	7	(2)
Inventories	11	(24)
Prepaid expenses and other current assets	(19)	3
Accounts payable	(23)	(33)
Income taxes receivable	—	(4)
Accrued liabilities and other	5	23

Net cash (used in) operating activities	$(39)	$(24)

Capital expenditures	(11)	(28)
Acquisitions of businesses, net of cash acquired	—	(3)
Net proceeds from sales and purchases of investments and other assets	2	—

Net cash (used in) investing activities	$(9)	$(31)

Payments of current maturities and long-term debt	—	(11)
Net proceeds from credit facility borrowings	—	67
Debt issuance costs	(1)	—
Dividends paid	—	(9)
Other financing activities	3	(1)

Net cash provided by financing activities	$2	$46

Effect of exchange rate on cash and cash equivalents	(2)	1

Net (decrease) in cash, cash equivalents and restricted cash	$(48)	$(8)

Cash, cash equivalents and restricted cash at beginning of year	106	24

Cash, cash equivalents and restricted cash at end of period	$58	$16

Reconciliation to the Consolidated Balance Sheets

	As of
	March 31, 2020	December 31, 2019
Cash and cash equivalents	$56	$105
Restricted cash included in prepaid expenses and other current assets	2	1

Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$58	$106

(A):

As Adjusted - The following balances for the three months ended March 31, 2019 were restated due to a change in accounting principle adopted in Q1 2020 related to pension that required retrospective application: net (loss), settlement of retirement benefit obligations and accrued liabilities and other.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended March 31, 2020 and 2019

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Mexico	Other	Total LSC
Q1 2019 Net Sales as Reported	$403	$260	$119	$24	$39	$845
Adjustments(1)	—	—	—	—	—	—

Q1 2019 Net Sales Pro Forma	$403	$260	$119	$24	$39	$845
Q1 2020 Net Sales as Reported	$327	$204	$112	$23	$35	$701
Adjustments(1)	—	—	—	—	—	—

Q1 2020 Net Sales Pro Forma	$327	$204	$112	$23	$35	$701
As Reported % Change	(18.9%)	(21.4%)	(5.6%)	(3.6%)	(10.6%)	(17.0%)
Pro Forma % Change	(18.9%)	(21.4%)	(5.6%)	(3.6%)	(10.6%)	(17.0%)

Non-GAAP Adjustments:

Impact of changes in foreign exchange rates	—%	—%	(0.1%)	(3.8%)	—%	(0.1%)
Impact of pass-through paper sales	(7.1%)	(3.4%)	—%	(0.9%)	(10.0%)	(4.9%)
Impact of dispositions (2)	(1.6%)	—%	—%	—%	—%	(0.8%)

Q1 2020 Organic % Change (3)	(10.2%)	(18.0%)	(5.5%)	1.1%	(0.6%)	(11.2%)

The reported results of the Company include the results of acquired businesses (if any during the periods presented) from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended March 31, 2020 and 2019 to pro forma net sales as if the acquisitions took place as of January 1, 2019 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

There were no acquisitions during the three months ended March 31, 2020 and 2019.

(2)	Adjusted for the following dispositions: Commingle operations on August 20, 2019.
(3)	Adjusted for the impact of dispositions, changes in FX rates, and pass-through paper sales.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

LSC Communications, Inc.

Pension, Debt and Liquidity Summary

As of March 31, 2020 & December 31, 2019

(in millions)

(UNAUDITED)

Cash, Debt & Liquidity	March 31, 2020	December 31, 2019
Short-term and current portion of long-term debt	$911	$465
Long-term debt	—	445

Total debt	$911	$910

Cash	$56	$105

Net debt	$855	$805

Unfunded Status of Pension Benefit Plans

Based on the fair value of assets and the discount rate used to value benefit obligations as of March 31, 2020, the unfunded status of the pension benefit plans is $113 million compared to $162 million at December 31, 2019.

	Qualified	Non-Qualified & International	Total
Pension liabilities	$2,077	$94	$2,171
Pension assets	2,054	4	2,058

Unfunded status at March 31, 2020	$(23)	$(90)	$(113)

Credit Agreement

Background: On September 30, 2016, the Company entered into a $400 million senior secured revolving credit agreement (the “Revolving Credit Facility”) which expires on September 30, 2021. Effective August 5, 2019, the aggregate principal amount was reduced to $300 million as a result of an amendment to the Company’s Credit Agreement. The Revolving Credit Facility is subject to a number of covenants, including, but not limited to, a minimum Interest Coverage Ratio and a maximum Consolidated Leverage Ratio, as defined in and calculated pursuant to the Revolving Credit Facility, that, in part, restrict the Company’s ability to incur additional indebtedness, create liens, engage in mergers and consolidations, make restricted payments and dispose of certain assets.

Noncompliance with Financial Covenants on December 31, 2019: Based on final results of operations for the year ended December 31, 2019, the Company concluded it was not in compliance with the Consolidated Leverage Ratio and Minimum Interest Ratio contained in the Credit Agreement on December 31, 2019. The noncompliance occurred on the last day of the fourth quarter due to the following: the Company’s Consolidated Leverage Ratio exceeded the maximum level permitted and the Company’s Minimum Interest Ratio was below the minimum level permitted.

Waiver, Forbearance Agreement and Fourth Amendment to Credit Agreement (the “Agreement”): On March 2, 2020, LSC Communications entered into the Agreement with lenders under the Company’s primary Credit Agreement. The Agreement waived the defaults or events of default that occurred as a result of financial covenant noncompliance of the Company’s Consolidated Leverage Ratio and Minimum Interest Ratio on December 31, 2019. The Agreement also included an undertaking from lenders to forbear from exercising remedies for certain potential future defaults or events of default through the period ended May 14, 2020, subject to LSC Communications’ compliance with various undertakings in the Agreement.

Balances as of March 31, 2020: As of March 31, 2020, the Company had $249 million of borrowings and $51 million in outstanding letters of credit issued under the Revolving Credit Facility, with no availability to further draw.

Voluntary Reorganization under Chapter 11 and Debtor-in-Possession Financing (“DIP”)

Voluntary Reorganization: On April 13, 2020, the Company and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 in the United States Bankruptcy Court for the Southern District of New York (collectively, the “Chapter 11 Cases”). The commencement of the Chapter 11 Cases constituted an event of default with respect to the Senior Notes, the Term Loan Facility and the Revolving Credit Facility (the “Debt Instruments”). The Debt Instruments provide that as a result of the commencement of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable.

DIP Financing: The Company obtained DIP financing of up to $100 million which, together with our normal operating cash flows, will provide liquidity for the Company to operate as usual and fulfill ongoing commitments to stakeholders during the pendency of the Chapter 11 Cases.